EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to incorporation by reference in the registration statements (No. 333-11097 and 333-67208) on Form S-8 of Mitcham Industries, Inc. of our report dated May 20, 2004, which report appears in the January 31, 2004 annual report on Form 10-K of Mitcham Industries, Inc.

Hein & Associates LLP
Certified Public Accountants
Houston, Texas
May 27, 2004